UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2018

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania		18015-1360
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the registrant is an emergent growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On January 4, 2018, OraSure Technologies, Inc. (the “Company”) announced a succession plan for its President and Chief Executive Officer (“CEO”) and for its Chief Financial Officer (“CFO”) and Chief Operating Officer. Pursuant to this plan, Stephen S. Tang, Ph.D., who currently serves as a member of the Company’s Board of Directors (the “Board”), as the Chairman of the Board and as a member of the Audit and Nominating and Corporate Governance Committees, has been appointed by the Board as the Company’s new President and CEO, effective as of April 1, 2018. Dr. Tang will replace Douglas A. Michels, who will retire as President and CEO, and as a member of the Board, on March 31, 2018. In addition, Ronald H. Spair, the Company’s CFO and Chief Operating Officer, will be retiring in 2018 with his exact retirement date to be determined based on the timing for the Company’s appointment of a new CFO.

In connection with the foregoing, the Company has entered into (i) an Employment Agreement, dated as of January 3, 2018 (the “Employment Agreement”), with Dr. Tang, and (ii) a Retirement Agreement, dated as of January 3, 2018 (the “Retirement Agreement”), with Mr. Michels.

Employment Agreement

Pursuant to the Employment Agreement, Dr. Tang will receive (i) an annual base salary of $565,000, (ii) an annual cash bonus opportunity under the Company’s annual incentive plan with a bonus target of 85% of his base salary, and (iii) annual equity awards under the Company’s long-term incentive policy ranging from 150% to 250% of his base salary (with a target of 200%). The Employment Agreement has an initial term of 3 years and will automatically renew for successive 1-year periods unless the Company elects not to renew or the Employment Agreement is otherwise terminated pursuant to its terms.

Dr. Tang will also receive sign-on compensation consisting of a cash bonus of $230,000 and an award of 37,116 shares of restricted stock (valued at $700,000 based on the average of the high and low sales prices of the Company’s Common Stock on December 29, 2017). The award of restricted stock will be made on Dr. Tang’s employment date and will vest on the fifth anniversary of the grant date.

In the event Dr. Tang’s employment is terminated without “cause” or for “good reason,” if such termination does not occur during a “change of control period” (all such terms as defined in the Employment Agreement), Dr. Tang will be entitled to a lump sum payment equal to 18 months of his annual salary, a cash bonus for the calendar year during which the termination occurs equal to his target bonus for such year, and reimbursement for certain COBRA premiums. In the event such termination takes place during a “change of control period,” Dr. Tang will receive a lump sum payment equal to 36 months of his annual salary, and the other severance payments will remain the same. In addition, in connection with a termination “not for cause” or for “good reason,” during a “change of control period,” Dr. Tang’s unvested equity awards will immediately vest. In the event Dr. Tang does not receive his onboarding grant of restricted stock under certain circumstances specified in the Employment Agreement, he will receive a cash payment in lieu of such award.

The foregoing description is qualified in its entirety by reference to the specific terms of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Report and incorporated by reference herein.

Retirement Agreements

Pursuant to the Retirement Agreement, in recognition of Mr. Michels’ long service to the Company and in consideration of his performance of certain transitional services for Dr. Tang and the Board, the Board has agreed to the following:

i.	The unvested portions of stock options and time-vested restricted stock (“Restricted Stock”) awards received by Mr. Michels prior to the date of the Retirement Agreement will vest in full as of his retirement date.

ii.	The unvested portions of performance-vested restricted units (“PVRUs”) received by Mr. Michels prior to the date of the Retirement Agreement will vest in full three years after the grant date, subject to the satisfaction of performance measures applicable to such PVRUs, in accordance with the original terms of the relevant award agreement pursuant to which such PVRUs were granted to Mr. Michels, but without the requirement that Mr. Michels continue to be employed by the Company after his retirement date.

iii.	Mr. Michels will receive his normal annual equity award in 2018 for his performance during 2017 pursuant to the Company’s Long-Term Incentive Policy (“LTIP”) (“2018 LTIP Award”), with a grant date value at least equal to 200% of Mr. Michels’ base salary. Consistent with past practices, the 2018 LTIP Award will consist of 50% Restricted Stock and 50% PVRUs. The terms and conditions of the 2018 LTIP Award will be the same as the 2018 awards made to other senior executives under the LTIP, except that (a) the Restricted Stock portion of the award will vest on Mr. Michels’ retirement date and (b) the PVRUs will vest three years after the grant date, subject to the satisfaction of performance measures determined by the Board, but without the requirement that Mr. Michels continue to be employed by the Company after his retirement date.

iv.	Mr. Michels will receive a pro-rated bonus payment under the Company’s 2018 Incentive Plan equal to (a) 85% of his base salary, subject to adjustment to reflect actual bonus pool funding approved by the Board, multiplied by (b) the number of days Mr. Michels remains employed during 2018 to and including his retirement date, divided by 365.

v.	If after retirement Mr. Michels elects to receive continuation coverage under the Company’s group health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and maintains such coverage for the full period permitted by law, he will have the right to elect to continue such coverage at his own cost and expense under the terms of the Company’s group health plan.

The foregoing description is qualified in its entirety by reference to the specific terms of the Retirement Agreement, a copy of which is attached as Exhibit 10.2 to this Report and incorporated by reference herein.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

A noted above, on January 4, 2018, OraSure Technologies, Inc. announced a management succession plan pursuant to which Stephen S. Tang, Ph.D. has been appointed as the Company’s new President and CEO, effective as of April 1, 2018. Dr. Tang will replace Douglas A. Michels, who will retire as President and CEO and as a member of the Company’s Board of Directors on March 31, 2018.

Dr. Tang, age 57, is currently a Director and serves as Chairman of the Board and as a member of the Audit and the Nominating and Corporate Governance Committees. Upon assuming the position of President and CEO, Dr. Tang will continue as a Director, but will no longer serve as Chairman or as a member of any Board committee.

Since January 2008, Dr. Tang has served as President and CEO of The University City Science Center, an urban research park and business incubator owned by over thirty leading universities, medical schools and health networks in the greater Philadelphia, Pennsylvania area. Prior to that, Dr. Tang held senior management and business development positions with several firms in the life sciences industry, including Olympus America, Inc., Millennium Cell Inc. and A.T. Kearney Inc. Dr. Tang holds a B.S. degree in Chemistry from The College of William and Mary, an M.S. degree and Ph.D. in Chemical Engineering from Lehigh University and an MBA from The Wharton School of Business at the University of Pennsylvania.

There are no arrangements or understandings between Dr. Tang and any other person pursuant to which he was selected as an officer of the Company. Dr. Tang does not have any familial relationship with any member of the Board or executive officer of the Company, and there are no transactions in which Dr. Tang has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A brief description of the material terms of the Employment Agreement with Dr. Tang is set forth in Item 1.01 above, and is incorporated by reference herein. The foregoing description is qualified in its entirety by reference to the specific terms of the Employment Agreement, a copy of which is attached as exhibit 10.1 to this Report and incorporated by reference herein.

Pursuant to the succession plan, the Company also announced that Ronald H. Spair, the Company’s CFO and Chief Operating Officer, will retire in 2018 with a specific retirement date to be determined based on the timing for the Company’s appointment of a new CFO to replace Mr. Spair. During the period prior to his retirement, Mr. Spair will continue to perform his normal duties and will assist the Company in identifying his successor.

A press release announcing Dr. Tang’s appointment and the planned retirements of Mr. Michels and Mr. Spair is attached as Exhibit 99.1 to this Report and incorporated by reference herein.

Item 7.01 – Regulation FD Disclosure.

On January 4, 2018, the Company held a webcast conference call with analysts and investors, during which Douglas A. Michels, the Company’s President and Chief Executive Officer, and Stephen S. Tang, Ph.D., the Chairman of the Company’s Board of Directors, discussed the management succession plan and updated revenue financial guidance for the fourth quarter of 2017. A copy of the prepared remarks of Mr. Michels and Dr. Tang is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

The information in this Item and attached Exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing. The fact that the information and Exhibit are being furnished should not be deemed an admission as to the materiality of any information contained therein. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Current Report or attached Exhibit.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated as of January 3, 2018, between OraSure Technologies, Inc. and Stephen S. Tang, Ph.D.

10.2	Retirement Agreement, dated as of January 3, 2018, between OraSure Technologies, Inc. and Douglas A. Michels.

99.1	Press Release dated January 4, 2018, announcing the management succession plan and updated revenue guidance for the fourth quarter of 2017.

99.2	Prepared Remarks of Douglas A. Michels and Stephen S. Tang, Ph.D., for the OraSure Technologies, Inc. Analyst/Investor Conference Call Held January 4, 2018.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: January 4, 2018	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary

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